UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008 (April 17, 2008)

HEARTWARE LIMITED
 (Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2008, HeartWare, Inc., a subsidiary of HeartWare Limited entered into a lease agreement with JDRP Associates No. 1, Ltd., for the lease of a manufacturing and operational facility in Miami Lakes, Florida. The facility is approximately 59,000 square feet and includes office space, laboratories, research and development space and three clean rooms which are ISO Class 100,000 compliant. The term of the lease is for an initial period of three years with 2 five year extensions. The lease calls for annual first year rent of $576,858.75 payable monthly. A copy of the lease is attached as Exhibit 10.1 and is incorporated herein by reference.

The agreement was also announced via an Australian Securities Exchange (“ASX”) announcement on April 17, 2008. A copy of the ASX announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.01 Lease Agreement, dated April 17, 2008 between HeartWare, Inc. and JDRP Associates No. 1, Ltd.

Exhibit 99.1 Australian Securities Exchange Release dated April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited
Date: April 17, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer